Exhibit 15.1

April 27, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 27, 2012 on our review of interim financial information of Cabot Oil & Gas Corporation (the “Company”) for the three month periods ended March 31, 2012 and 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012 is incorporated by reference in its Registration Statements on Form S-3 (File Nos. 333-68350 and 333-83819) and Form S-8 (File Nos. 333-37632, 33-53723, 33-35476, 333-92264, 333-123166 and 333-135365).

Very truly yours,

/s/ PricewaterhouseCoopers LLP